Exhibit 99.3

Dover Corporation
Second Quarter 2011
Conference Call
July 22, 2011
10:30 am ET

Forward Looking Statements
 We want to remind everyone that our comments
 may contain forward-looking statements that are
 inherently subject to uncertainties. We caution
 everyone to be guided in their analysis of Dover
 Corporation by referring to our Form 10-K for a list
 of factors that could cause our results to differ from
 those anticipated in any such forward-looking
 statements.
 We would also direct your attention to our internet
 site, www.dovercorporation.com, where
 considerably more information can be found.

Revenue	$ 2.2B	↑ 21%	$ 4.1B	↑ 22%
EPS (cont.)	$1.31	↑ 44%	$2.28	↑ 47%
Bookings	$2.2B	↑ 15%	$4.5B	↑ 21%
Seg. Margins	17.4%	↑ 50 bps	16.5%	↑ 50 bps
Organic Rev.		↑ 14%		↑ 16%
Acq. Growth		↑ 4%		↑ 4%
FCF (a)	$136M	↓ 26%	$215M	↓ 7%

Dover’s Q2 2011 Performance
Continuing Earnings Per Share
2009
FY $3.74
• Strong results are broad-based, as all segments
achieved double-digit growth in revenue and
earnings
•Solid organic revenue growth, with Fluid
Management, Industrial Products and Electronic
Technologies all over 15%
•Segment operating margin of 17.4% is Dover’s
best ever
• Bookings strength is primarily driven by oil & gas
and global infrastructure resulting in a book-to-bill
of 1.03
Q2
Q2/Q2
2010
FY $1.99
2011
* Includes discrete tax benefits of $0.15 EPS in
Q2 2009, $0.20 EPS in Q3 2010, $0.07 in Q4 2010, $0.04
in Q1 2011 and $0.12 in Q2 2011
YTD $2.28
1H
1H/1H
Adjusted continuing earnings per share
Discrete tax benefits
(a) See Form 10-Q for free cash flow reconciliation

Revenue
Q2 2011	Industrial Products	Engineered Systems	Fluid Management	Electronic Technologies	Total Dover
Organic	20%	8%	16%	17%	14%
Net Acquisitions	2%	-	14%	-	4%
Currency	1%	4%	2%	2%	3%
Total	23%	12%	32%	19%	21%
1H 2011	Industrial Products	Engineered Systems	Fluid Management	Electronic Technologies	Total Dover
Organic	20%	11%	18%	21%	16%
Net Acquisitions	1%	-	14%	-	4%
Currency	1%	3%	1%	2%	2%
Total	22%	14%	33%	23%	22%

Sequential Results - Q1 11 / Q2 11
Material Handling
Fluid Solutions
Mobile Equipment
Energy
Product Identification
Engineered Products
↑ 9%
↑ 15%
Electronic Technologies
↑ 1%
↑ 1%
↓ 3%
↓ 6%
$ in millions

Industrial Products
•Revenue and bookings growth
was broad-based, led by strong
downstream energy activity and
solid infrastructure markets

•Margin impacted by product
mix, increased investment in
sales and marketing, and the
one-time gain on a property sale
in Q2 2010
•Book-to-bill at 1.11
•Backlog grew 40% to $702
million
$ in millions
	Q2 2011	Q2 2010	% Change
Revenue	$567	$462	+23%
Earnings	$ 73	$ 62	+19%
Margin	12.9%	13.3%	↓ 40 bps
Bookings	$628	$512	+23%
Quarterly Comments
	1H 2011	1H 2010	% Change
Revenue	$1,086	$891	+22%
Earnings	$ 138	$113	+22%
Margin	12.7%	12.6%	↑ 10 bps
Bookings	$1,254	$947	+32%

Engineered Systems
•All companies posted revenue
gains with retail refrigeration
having the largest positive impact
• Strong earnings leverage and
operating margin performance at
Engineered Products were offset
by new product launch related
costs at Product ID
•Product ID’s results improve
sequentially within the quarter on
increased sales activities

•Bookings up 6%, led by strong
activity at SWEP, partially offset by
a moderating refrigeration case
market; book-to-bill is 0.99
$ in millions
Quarterly Comments
	Q2 2011	Q2 2010	% Change
Revenue	$646	$577	+12%
Earnings	$ 94	$ 85	+11%
Margin	14.6%	14.7%	↓ 10 bps
Bookings	$640	$602	+6%
	1H 2011	1H 2010	% Change
Revenue	$1,206	$1,061	+14%
Earnings	$ 161	$ 139	+16%
Margin	13.4%	13.1%	↑ 30 bps
Bookings	$1,273	$1,191	+7%

Fluid Management
•Revenue growth was broad-
based, especially at our
businesses serving the oil & gas
markets
•Operating margin improvement
driven by volume; especially
strong revenue growth in Energy
•Fluid Solutions continues to
perform at a high level with strong
activity in their petro-chemical and
energy markets
•Book-to-bill of 1.04
$ in millions
Quarterly Comments
	Q2 2011	Q2 2010	% Change
Revenue	$535	$404	+32%
Earnings	$131	$ 96	+37%
Margin	24.6%	23.8%	↑ 80 bps
Bookings	$555	$418	+33%
	1H 2011	1H 2010	% Change
Revenue	$1,043	$784	+33%
Earnings	$ 245	$183	+34%
Margin	23.5%	23.3%	↑ 20 bps
Bookings	$1,127	$806	+40%

Electronic Technologies
•Revenue growth was driven by
strong solar equipment deliveries,
and continued strong demand for
MEMS microphones; telecom end
-markets were soft
•Operating margin increase was
driven by good leverage on higher
volume
•Sound Solutions acquisition
closed in early July and will
operate as Knowles Sound
Solutions
•Strong bookings gains at
Knowles were offset by weaker
electronic equipment orders,
especially solar equipment,
resulting in book-to-bill of 0.95
$ in millions
Quarterly Comments
	Q2 2011	Q2 2010	% Change
Revenue	$413	$346	+19%
Earnings	$ 77	$ 60	+29%
Margin	18.6%	17.2%	↑ 140 bps
Bookings	$394	$394	Flat
	1H 2011	1H 2010	% Change
Revenue	$786	$637	+23%
Earnings	$137	$104	+31%
Margin	17.4%	16.4%	↑ 100 bps
Bookings	$814	$753	+8%

Q2 2011 Overview
Q2 2011
Net Interest Expense	$28.1 million, up $1 million from last year, due to higher outstanding debt
Corporate Expense	$35.3 million, up $3 million from last year, and in-line with expectations
Effective Tax Rate (ETR)	Q2 rate was 20.2%. Rate reflects $0.12 EPS benefit on resolution of certain domestic tax matters. Adjusting for this benefit, the normalized rate would have been 27.4%

FY 2011 Guidance - Update
• Revenue:
 – Core revenue:    ≈ 12.0% - 14.0%
 – Acquisitions:    ≈    6.0%
 – Total revenue:   ≈ 18.0% - 20.0%
• Corporate expense:   ≈ $135 million (unchanged)
• Interest expense:    ≈ $116 million  (unchanged)
• Full-Year Tax Rate:   ≈ 27% - 27.5%*
• Capital expenditures:   ≈ 2.8% - 3.0% of rev. (unchanged)

• Free cash flow for full year:  ≈ 10% - 11% of rev. (unchanged)
* Excludes Q1 & Q2 discrete tax benefits of $0.16 EPS
(Sound Solutions = 3%)

• 2010 EPS - Continuing Ops   $3.74
 – Less 2010 tax benefits:     ($0.27)
• 2010 Adjusted EPS - Continuing Ops  $3.47
 – Volume, mix, price (inc. FX):      $0.67 - $0.76
 – Net benefits of productivity:     $0.26 - $0.30
 –  Acquisitions:    $0.06 - $0.07
 – Investment / Compensation:    ($0.16 - $0.20)
 – Corporate expense:    -
 – Interest:      ($0.03)
 – Tax (including discrete tax benefits(1) and lower rate):     $0.23
•  2011 EPS - Continuing Ops   $4.50 - $4.60

2011 EPS Guidance Bridge - Cont. Ops
(inc. Sound Solutions: -$0.03 to -$0.05)
(1) $0.04 in Q1 2011 and $0.12 in Q2 2011

2011 & 2012 Knowles Sound Solutions

	2H 2011	FY 2012
Revenue	$190M - $200M	$400M - $410M
EPS	-$0.03 to -$0.05 (a)	+$0.18 to +$0.22
Q3 2011 EPS dilution is expected to be -$0.06 to -$0.08; Q4
2011 EPS accretion is expected to be $0.03
(a)
Marginal tax rate for Knowles Sound Solutions is expected
to be ≈ 15% - 20%
Note: